UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________
FORM 8-K
 __________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2018
 _______________________

MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02......Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2018, the Board of Directors (the “Board”) of Masimo Corporation (“Masimo”) appointed H Michael Cohen as a Class II director of Masimo. Mr. Cohen will serve as a member of the Audit Committee of the Board.
H Michael Cohen, age 53, has almost 30 years of experience in the healthcare industry. Over the past 19 years, he has held various roles at Deutsche Bank, including Global Head, Healthcare Investment Banking and most recently Vice Chairman, Healthcare Investment Banking. Prior to joining Deutsche Bank, Mr. Cohen worked at SG Cohen, Union Bank of Switzerland, and Booz Allen Hamilton. Mr. Cohen began his career in healthcare at Hambrecht & Quist, where he was a member of the equity research team covering biotechnology, medical device and diagnostic companies. He received his B.A. in Economics from the University of Vermont and his M.B.A. from Columbia University.
In accordance with Masimo’s Non-Employee Director Compensation Policy adopted on February 11, 2016 (the “Policy”), as a non-employee director of Masimo, Mr. Cohen is initially entitled to receive cash compensation in the amount of $50,000 per year for his service on the Board, $7,500 per year for his service on each Board committee and a $1,000 per meeting cash fee for each committee meeting he attends in excess of the first eight meetings of each committee during the fiscal year. In addition, pursuant to the current Policy, on the date of Masimo’s next annual meeting of stockholders and each annual meeting of stockholders thereafter, Mr. Cohen would be entitled to receive a grant of restricted stock units with respect to shares of Masimo’s common stock having a grant date fair value of $140,000, rounded down to the nearest whole share (the “RSUs”). The RSUs will vest on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders of the Company, subject to Mr. Cohen’s continued service with Masimo through the applicable vesting date.
Masimo also entered into an indemnity agreement with Mr. Cohen in the same form as its standard form of indemnity agreement with its other directors.
There are no family relationships between Mr. Cohen and any director or executive officer of Masimo and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Cohen has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
On August 2, 2018, Masimo issued a press release announcing the appointment of Mr. Cohen to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated August 2, 2018, H Michael Cohen Joins Masimo’s Board of Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: August 2, 2018	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)